      [This Debenture is a Global Instrument within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Debenture is exchangeable for Debentures registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.] *

      [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.] **

                                 U. S. BANCORP
            ____% SUBORDINATED DEBENTURE DUE _______________, 20__

    THIS DEBENTURE IS NOT A DEPOSIT AND IS NOT INSURED BY A FEDERAL AGENCY

REGISTERED                                                    PRINCIPAL AMOUNT
No.                                              $
                                                    CUSIP:
      U. S. BANCORP, an Oregon corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to
                                [CEDE & CO.] **

, or registered assigns, the principal sum of _____________ DOLLARS on _______________, 20__, and to pay interest thereon from _______________, 199_, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on _______________ and _______________ in each year, commencing _______________, 199_, at the rate of ____% per annum (computed on the basis of a 360-day year of twelve 30-day months) until the principal hereof is paid or made available for payment.

      The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Instruments) is registered at the close of business on the Regular Record Date for such interest, which shall be the _______________ or _______________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Instruments) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Debenture not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Payment of the principal and interest payable at Maturity of this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the Corporate Trust Office of the Trustee in the City of New York, New York, and will be made in immediately available funds if this Debenture is presented in time for the Trustee, as Paying Agent, to make such payment in accordance with its normal procedures. Unless otherwise agreed between the Holder and the Company, payment of interest on this Debenture due on any other Interest Payment Date will be made in such coin or currency by check mailed to the address of the Person entitled thereto as such address shall appear in the Instrument Register.

      Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee, this Debenture shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed under its corporate seal.

Dated:                                          U. S. BANCORP

CERTIFICATE OF AUTHENTICATION             By
______________________________________
                                               (title)
This is one of the Instruments of the
series designated herein referred to
in the within-mentioned Indenture.

BANKERS TRUST COMPANY                     Attest:
as Trustee

By _____________________________________
________________________________________
     Authorized Officer                         [Assistant] Secretary

* Insert bracketed material if Debenture is a Global Instrument.
**          Insert bracketed material if the Depository is The Depository
Trust Company.

                                 U. S. BANCORP
            ____% SUBORDINATED DEBENTURE DUE _______________, 20__

     This Debenture is one of a duly authorized issue of Instruments of the Company issued and to be issued in one or more series under an Indenture dated as of May 15, 1992, as amended by a First Supplemental Indenture dated as of March 15, 1993 (collectively, the "Indenture"), between the Company and Bankers Trust Company as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness, and the Holders of the Instruments and of the terms upon which the Instruments are, and are to be, authenticated and delivered. This Debenture is one of the Instruments of the series designated on the face hereof (herein called the "Debentures"), limited in aggregate principal amount to $_____________.

     The Debentures are not redeemable at the option of the Company prior to the Stated Maturity thereof.

     Subject to and upon compliance with the provisions set forth herein, each Holder of this Debenture shall have the right, at such Holder's option, to require the Company to redeem, and if such right is exercised the Company shall redeem, all or any part of such Holder's Debentures on __________, 20__ (the "Redemption Date") at a price (the "Redemption Price") equal to 100% of the principal amount thereof, together with accrued interest to _______________, 20__.

     To exercise such right, the Holder of this Debenture shall surrender this Debenture, at the office or agency of the Company in New York, New York, during the period (the "Election Period") beginning on __________, 20__ and ending at 5:00 p.m. (New York City time) on __________, 20__ (or, if __________, 20__ is not a Business Day, the next succeeding Business Day), with the form entitled "Option to Require Redemption on __________, 20__" appearing below duly completed. Any such notice received by the Company during the Election Period shall be irrevocable. If the Redemption Date falls between any Regular Record Date and the next succeeding Interest Payment Date, this Debenture must be accompanied by payment from the Holder of an amount equal to the interest thereon which the registered Holder thereof is to receive on such Interest Payment Date in respect of the principal amount of this Debenture which is to be so redeemed. The redemption option may be exercised by any Holder for less than the entire principal amount of this Debenture, provided that the principal amount with respect to which such right is exercised must be equal to $1,000 or an integral multiple of $1,000. In the event of redemption of this Debenture in part only, a new Debenture or Debentures of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Debenture for redemption shall be determined by the Company, whose determination shall be final and binding.

     Failure by the Company to pay the Redemption Price when required as described in the preceding paragraphs will result in a Default under the Indenture.

     The indebtedness evidenced by the Debentures is, to the extent set forth in certain provisions of the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Debenture is issued subject to such provisions. Each Holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate, as between the Holders of the Debentures and the holders of Senior Indebtedness, the subordination of this Debenture as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder of this Debenture, by accepting the same, agrees that each holder of Senior Indebtedness, whether created or acquired before or after the issuance of the Debentures, shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

     If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture. Payment of principal of the Debentures may be accelerated only in case of certain events in bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration in the case of a default in the performance of any covenant of the Company in the Indenture or in the Debentures, including default in the payment of interest on the Debentures.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Instruments of each series under the Indenture to be affected at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Instruments at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Instruments of each series at the time Outstanding, on behalf of the Holders of all Instruments of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Instrument Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Instrument Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of like tenor, of authorized denominations and of like aggregate principal amount, will be issued to the designated transferee or transferees.

     The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Debenture may be exchanged for other Debentures of any authorized denomination, of like tenor and of like aggregate principal amount upon surrender of this Debenture.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.


     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   * * * * *

             Option to Require Redemption on _______________, 20__

     The undersigned registered Holder of this Debenture hereby irrevocably exercises the option to require the Company to redeem this Debenture or portion thereof (which is $1,000 or an integral multiple thereof) below designated on __________, 20__, in accordance with the terms of this Debenture, and directs that payment be made to the registered Holder hereof unless a different name has been indicated below. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:  _____________, 20__

Signature(s) must be guaranteed if payment            Holder's Signature:
is to be made other than to and in the name
of the registered Holder.
                                                __________________________


__________________________                      Portion of Debenture to be
Signature Guarantee                             redeemed (in integral
                                                multiples of $1000) if other
                                                than the full principal amount
                                                thereof:

Fill in for payment of Redemption Price if to be made
otherwise than to the registered Holder
____________________________________________________

__________________________
Name

__________________________
Address

__________________________

Please print name and address
(including zip code)

SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER

__________________________

                                   * * * * *

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto (Please insert social security or other identifying number of assignee)

[                                  ]




(Name and address of assignee, including zip code, must be printed or typewritten)



the within Debenture, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Debenture on the books of the within Company, with full power of substitution in the premises.

Dated:





Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatever.